Exhibit 23.1
Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-56915; Form S-3, No. 333-84046; Form S-3, No. 333-105478; Form S-3, No. 333-111361; Form S-3MEF, No. 333-111363; Form S-3, No. 333-116931; Form S-3, No. 333-116934; Form S-3, No. 333-117948; Form S-3, No. 333-124885; Form S-3, No. 333-128228; Form S-3, No. 333-129648; Form S-3, No. 333-141319; Form S-3, No. 333-142434; Form S-3, No. 333-142439; Form S-3, No. 333-142785; Form S-4, No. 333-116938; Form S-8, No. 333-24539; Form S-8, No. 333-83555; Form S-8, No. 333-44890; Form S-8, No. 333-64634; Form S-8, No. 333-71766; Form S-8, No. 333-98013; Form S-8, No. 333-102875; Form S-8, No. 333-116920; and Form S-8, No. 333-136485) of Euronet Worldwide, Inc. of our report dated March 28, 2007, except for note 13 which is dated April 4, 2007, with respect to the consolidated balance sheets of RIA Envia, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, shareholders’ equity and cash flows for the years then ended.
/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Irvine, California
June 18, 2007